                                                                   EXHIBIT 10.29

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement"), made as of the 1st day of October, 2001 (the "Effective Date"), by and between Legion Insurance Company, a Pennsylvania insurance company (the "Company"), and Doug Boyce ("Executive"). Mutual Risk Management Ltd. a Bermuda company ("MRM") is the parent of the Company and this agreement may be enforced against MRM in addition to the Company.

     WHEREAS, Executive is an individual qualified by education and experience to serve the Company as Executive Vice President and Chief Underwriting Officer, in addition to other capacities set forth herein; and

     WHEREAS, the Company desires to employ Executive and thereby retain the benefit of Executive's knowledge and experience, and Executive desires to accept such employment pursuant to the terms of this Agreement;

     NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used herein will have the
           -----------
meanings set forth in the preamble of this Agreement, or as set forth below:

     1.1.  "Affiliate" means each company in which the Company directly or
            ---------
indirectly owns a material interest, or which is related by common ownership, as further set forth in the attached schedule, which may be updated from time to time during the Employment Period.

     1.2.  "Anniversary Date" means October 1 each year.
            ----------------

     1.3.  "Cause" exists when the Executive:
            -----

           (a) engages in material gross negligence or willful misconduct with respect to, the Company or any of its Affiliates, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement;

           (b) is either convicted of or enters a plea of guilty or nolo contendere to a felony, a misdemeanor involving moral turpitude or any other crime; or

           (c) breaches any agreement with or fiduciary duty owed to the Company which would have a material adverse effect on the Company or its reputation and does not cure that breach within thirty (30) days after delivery of written notice thereof; or

           (d) refuses, fails or is unable to perform (other than due to Disability or absence from work approved by the Company or authorized under applicable law) his material obligations under this Agreement or the reasonable directives of the Company and does not cure such refusal, failure or inability within thirty (30) days after delivery of written notice thereof; or

          (e) engages in alcohol abuse or use of controlled drugs (other than in accordance with a physician's prescription).

     1.4. "Competing Business" means, as of any given date, any business
           ------------------
activity directly competitive with the principal lines of business actually engaged in by the Company, but shall only include activity which is significant and material

     1.5. "Disability" has the same meaning as described in Internal Revenue
           ----------
Code Section 22(e)(3).


     1.6. "Expiration Date" means October 1, 2004; provided, however, that if
           ---------------
written notice by either party is not received at least 365 days prior to such date (or any subsequent Anniversary Date, if this agreement is extended pursuant to this Section 1.5), then the Expiration Date will be automatically extended to
        -----------
the next Anniversary Date.

     1.7. "Intellectual Property" means (a) all inventions (whether patentable
           ---------------------
or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, (b) all trademarks, service marks, trade dress, logos, trade names, fictitious names, brand names, brand marks and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),
(f) all computer software (including data, source codes and related documentation), (g) all other proprietary rights, (h) all copies and tangible embodiments thereof (in whatever form or medium), or similar intangible personal property which have been or are developed or created in whole or in part by Executive (1) at any time and at any place while the Executive is employed by Company and which, in the case of any or all of the foregoing, are related to and used in connection with the business of the Company, or (2) as a result of tasks assigned to Executive by the Company.

     1.8. "Proprietary Information" means confidential, proprietary, business
           -----------------------
and technical information or trade secrets of the Company or of any subsidiary or affiliate of the Company. Such Proprietary Information shall include, but shall not be limited to, the following items and information relating to the following items: (a) computer codes or instructions (including source and object code listings, program logic algorithms, subroutines, modules or other subparts of computer programs and related documentation, including program notation), computer processing systems and techniques, all computer inputs and outputs (regardless of the media on which stored or located), hardware and software configurations, designs, architecture and interfaces, (b) business research, studies, procedures and costs, (c) financial data, (d) distribution methods, (e) marketing data, methods, plans and efforts, (f) the identities of the Company's relationship(s) with actual and prospective customers, reinsurers, managing general agents, brokers, contractors and suppliers, (g) the terms of contracts and agreements with customers, reinsurers, managing general agents, brokers, contractors and suppliers, (h) the needs and

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requirements of, and the Company's course of dealing with, actual or prospective customers, reinsurers, managing general agents, brokers, contractors and suppliers, (i) personnel information, and (j) customer, reinsurer and vendor credit information. Proprietary Information does not include information which
(a) is or becomes generally available to the public other than as a result of a disclosure directly or indirectly by Executive, (b) was independently acquired or developed by Executive without breach of this Agreement or (c) becomes available to Executive on a nonconfidential basis from a person other than the Company or any Affiliate not bound by a confidentiality obligation to the Company or any Affiliate. Failure by the Company to mark any of the Proprietary Information as confidential or proprietary shall not affect its status as Proprietary Information under the terms of this Agreement.

     1.9. "Restricted Period" means the Term and the twelve (12) month period
           -----------------
following the expiration of the Term.

     1.10. "Restrictive Covenants" means the provisions contained in Section 5.1
            ---------------------                                    -----------
of this Agreement.


     1.11. "Term" means the period beginning on the date hereof and ending on
            ----
the earlier of: (a) the Expiration Date, or (b) the

     date that Executive's employment with the Company is terminated for any reason.

SECTION 2. Duration of Agreement; Duties. During the Term, Executive shall serve
           -----------------------------
as the Company's Executive Vice President and Chief Underwriting Officer. The Executive shall also be appointed as a Senior Vice President of Mutual Risk Management, Ltd. ("MRM") but shall only act in such capacity as described in the bye-laws of MRM and will not perform any activities in such capacity while located within the United States. Executive shall report to the Chief Executive Officer of MRM or his designate with respect to Underwriting and Reinsurance responsibilities and to the President of the Company or his designate with respect to Administrative and Operational matters, and otherwise as the Board of Directors of the Company may prescribe. Executive shall devote his best efforts and substantially all of his business time and services to the Company to perform such duties as may be customarily incident to such positions and as may reasonably be assigned from time to time by the Board of Directors of the Company ("Board"). Executive shall report to the Board. Executive will render his services hereunder to the Company and shall use his best efforts, judgment and energy in the performance of the duties assigned to him. Executive will perform his duties primarily at the Company's Philadelphia, Pennsylvania office; provided, however, that Executive will travel for business purposes at such times and to such places as reasonably requested by the Company. Executive's employment by the Company may be terminated at any time; provided, however, that during the Term, the terms and conditions of Executive's employment by the Company shall be as herein set forth.

SECTION 3. Annual Salary. Executive hereby agrees to accept, as compensation for
           -------------
all services rendered by Executive in any capacity hereunder and for the Restrictive Covenants made by Executive in Section 5 hereof, regular annual
                                           ---------
salary of $450,000 ("Annual Salary"). Executive's Annual Salary shall be prorated for any partial year during which that rate of Annual Salary is in effect. The Annual Salary shall be inclusive of all applicable income, social security and other taxes and charges which are required by law to be withheld from Executive's wages by the Company, and which shall be withheld and paid in accordance with the Company's normal payroll practices for its similarly situated employees from time to time in effect. The Annual Salary may be increased by the Company anytime, but may not be lowered during the term of employment.

SECTION 4. Bonuses; Options and Other Terms.
           --------------------------------

     4.1.  Annual Bonus. Executive shall be eligible for an annual bonus as
           ------------
determined by the Company on the basis of achievement of personal and Company goals, as may be provided to Executive from time to time. Executive's annual bonus for the term of this Agreement shall not be less than $80,000. The annual bonus shall be payable in six-month intervals, with each payment equal to the greater of $40,000 or an amount determined by the Company. The first bonus payment shall be made on April 1, 2002 and at six month intervals thereafter.

     4.2.  Sign-on Bonus. The Company shall pay a sign-on bonus of $150,000,
           -------------
payable in $75,000 installments upon commencement of employment and upon completion of six months' employment.

     4.3.  Benefits and Expenses.
           ---------------------

           (a) General. Executive will be entitled to participate in any benefit
               -------
plans or arrangements sponsored or maintained by the Company from time to time for its senior executives, subject to the terms and conditions of such plans or arrangements.

           (b) Supplemental Insurance. The Company will specifically undertake
               ----------------------
to provide Executive with a $1 million life insurance policy, at the Company's expense, subject to satisfactory underwriting. Any proceeds in excess of $1 million shall be the property of the Company.

           (c) Automobile. The Company shall pay Executive up to $1,000 per
               ----------
month toward the cost of a lease of an automobile, plus the cost of parking, insurance, maintenance and routine repairs, upon presentation of invoices for such expenses.

     4.4.  Administrative Support. Company will provide Executive with an office
           ----------------------
and administrative support appropriate to his position and responsibilities.

4.5. Stock Options and Other Incentives. Executive shall be granted options to
     ----------------------------------
purchase 25,000 shares of MRM common stock effective upon commencement of employment. The exercise price of the options shall be equal to the fair market value of the underlying shares on the date of grant. The options shall vest in 25% increments on the first four anniversaries of the date of grant. The options shall be exercisable as soon as and to the extent they are vested, and must be exercised, if at all, not later than five years after the date of grant. The Company in its sole discretion may grant additional equity-based incentives to Executive to reward extraordinary performance and/or to encourage Executive's future efforts on behalf of the Company.

     SECTION 5. Non-Compete; Confidentiality; Non-Solicitation. In consideration
                ----------------------------------------------
for the amounts which Executive has received or shall receive from the Company pursuant to Sections
            --------

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3, 4 and 6 hereof, Executive agrees to be bound by the Restrictive
----------
Covenants set forth in this Section 5.
                            ---------

     5.1.  Restrictive Covenants.
           ---------------------

           (a) Non-Compete. Executive shall not, during the Restricted Period,
               -----------
in the United States or any other place where the Company, its subsidiaries or Affiliates conduct business, directly or indirectly (except in Executive's capacity as an employee of the Company, and in the best interests of the Company) do any of the following without the prior written consent of the
Company:

               (i) engage or participate in any Competing Business;

               (ii) become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any Competing Business. Notwithstanding the foregoing, Executive may hold up to 4.9% of the outstanding securities of any class of any publicly-traded securities of any company;

               (iii) solicit or call on, either directly or indirectly, for purposes of selling goods, services or products of a Competing Business, any customer, reinsurer, managing general agent or broker with whom the Company or any Affiliate shall have dealt or any prospective customer, reinsurer, managing general agent or broker that the Company shall have identified and solicited at any time during Executive's employment by the Company, but only with respect to services, goods or products actually sold to such customer while Executive was employed by the Company;

               (iv) influence or attempt to influence any supplier, customer, reinsurer, managing general agent or broker or potential customer, reinsurer, managing general agent or broker of the Company or its Affiliates to terminate or modify any written or oral agreement or course of dealing with the Company or any Affiliate; or

               (v) influence or attempt to influence any person to either (A) terminate or modify any employment, consulting, agency, distributorship or other arrangement with the Company or any Affiliate, or (B) employ or retain, or arrange to have any other person or entity employ or retain, any person who has been employed or retained by the Company or any Affiliate as an employee, or independent contractor who has performed material services of the type ordinarily performed by an employee, of the Company or any Affiliate at any time during the Restricted Period until the expiration of six (6) months from the date such person ceases to have been employed or retained by the Company or any Affiliate.

           (b) Confidentiality. Executive recognizes and acknowledges that the
               ---------------
Proprietary Information is a valuable, special and unique asset of the business of the Company. As a result, both during the Term and thereafter, Executive shall not, without the prior written consent of the Company, for any reason either directly or indirectly divulge to any third-party or use for his own benefit, or for any purpose other than the exclusive benefit of the Company, any Proprietary Information revealed, obtained or developed in the course of his employment by the Company; provided, however, that nothing herein contained shall restrict Executive's ability to make such disclosures during the Term as may be necessary or appropriate to the effective and efficient discharge of his duties as an employee hereunder or as such disclosures may be required by law. If Executive or any of his representatives becomes legally compelled to disclose any of the Proprietary Information, Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.

           (c) Property.
               --------

               (i) All right, title and interest in and to Proprietary Information shall be and remain the sole and exclusive property of the Company. During the Term, Executive shall not remove from the Company's offices or premises any documents, records, notebooks, files, correspondence, reports, memoranda or similar materials of or containing Proprietary Information, or other materials or property of any kind belonging to the Company unless necessary or appropriate in accordance with the duties and responsibilities required by or appropriate for his position and, in the event that such materials or property are removed, all of the foregoing shall be returned to their proper files or places of safekeeping as promptly as possible after the removal shall serve its specific purpose. Executive shall not make, retain, remove and/or distribute any copies of any of the foregoing for any reason whatsoever except as may be necessary in the discharge of his assigned duties and shall not divulge to any third person the nature of and/or contents of any of the foregoing or of any other oral or written information to which he may have access or with which for any reason he may become familiar, except as disclosure shall be necessary in the performance of his duties; and upon the termination of his employment with the Company, he shall leave with or return to the Company all originals and copies of the foregoing then in his possession, whether prepared by Executive or by others.

               (ii) Executive agrees that all the Intellectual Property will be considered "works made for hire" as that term is defined in Sections 101 and 201 of the Copyright Act (17 U.S.C. ss.ss. 101 and 201) and that all right, title and interest in such Intellectual Property will be the sole and exclusive property of the Company. To the extent that any of the Intellectual Property may not by law be considered a work made for hire, or to the extent that, notwithstanding the foregoing, Executive retains any interest in the Intellectual Property, Executive hereby irrevocably assigns and transfers to the Company any and all right, title, or interest that Executive may have in the Intellectual Property under patent, copyright, trade secret and trademark law, in perpetuity or for the longest period otherwise permitted by law, without the necessity of further consideration. The Company will be entitled to obtain and hold in its own name all copyrights, patents, trade secrets, and trademarks with respect to such Intellectual Property. Executive further agrees to execute any and all documents and provide any further cooperation or assistance (without cost to him, and with reasonable compensation for his time after the Term) reasonably required by the Company to perfect, maintain or otherwise protect its rights in the Intellectual Property. If the Company is unable after reasonable efforts to secure Executive's signature, cooperation or assistance in accordance with the preceding sentence, whether because of Executive's incapacity or any other reason whatsoever, Executive hereby designates and appoints the Company or its designee as Executive's agent and attorney-in-fact, to act on his behalf, to execute and file documents and to do all other lawfully permitted acts necessary or desirable to perfect, maintain or otherwise protect the Company's rights in the Intellectual Property. Executive acknowledges and agrees that such appointment is coupled with an interest and is therefore irrevocable.

     5.2.  Rights and Remedies Upon Breach.
           -------------------------------

           (a) Specific Enforcement. Executive acknowledges that the Restrictive
               --------------------
Covenants are reasonable and necessary to protect the legitimate interests of the Company and its Affiliates and that the Company would not have entered into this Agreement in the absence of such restrictions. Executive also acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Executive shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists.

           (b) Extension of Restrictive Period. In the event that Executive
               -------------------------------
breaches of any of the Restrictive Covenants contained in Section 5.1(a), then the Restricted Period shall be extended for a period of time equal to the period of time that Executive is in material breach of such restriction.

     5.3.  Judicial Modification. If any court determines that any of the
           ---------------------
Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court shall have the power to modify such provision and, in its modified form, such provision shall then be enforceable.

     5.4.  Disclosure of Restrictive Covenants. Executive shall disclose the
           -----------------------------------
existence and terms of the restrictive covenants set

     forth in this Section 5 to any employer that Executive may work for during
     -----------------------
the Restricted Period.


     5.5.  Acknowledgments. Executive acknowledges that the Restrictive
           ---------------
Covenants contained in Section 5.1(a) are included herein in order to induce the
                       --------------
Company to employ Executive pursuant to the other terms of this Agreement. Executive further acknowledges that the duration and geographic scope of Section 5.1(a) are reasonable given the nature of this Agreement.

     5.6.  Enforceability. If any court holds the Restrictive Covenants
           --------------
unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants.

SECTION 6. Termination. Executive's employment hereunder may be terminated by
           -----------
the Company or Executive at any time. Upon termination, Executive shall be entitled only to such compensation and benefits as described in this Section 6.
                                                                     ---------

     6.1.  Generally. If the Executive's employment with the Company is
           ---------
terminated by the Company during the Term for any reason other than Cause or as specified in Section 6.2, the Company's obligation to Executive will be limited
             -----------
solely to the payment of (a) accrued and unpaid annual salary and benefits through the date of such termination, plus (b) severance pay equal to twelve months' salary under Section 3 or, if greater, salary for the number of months
                     ---------
remaining between the date of termination and October 1, 2004. Severance shall also include any bonus specified in 4.1 which would be payable except for termination. All annual salary and benefits shall cease to accrue at the time of such termination, subject to the terms of any benefits or compensation plans then in force and applicable to Executive, and the Company shall have no further liability or obligation hereunder by reason of such termination. Severance pay will be paid on the Company's usual payroll dates. If the Executive's employment is terminated by the Company for Cause, or by Executive for any reason, the Company's obligation will be limited solely to the payment of accrued and unpaid annual salary and benefits through the date of such termination.

     6.2.  Certain Terminations by Company. If the Executive's employment with
           -------------------------------
the Company is terminated by the Company, other than for Cause, subsequent to any of (a) a loss of the Legion Companies' A-rating from AM Best, or (b) a sale of substantially all of the assets of the Legion Companies or the merger or consolidation of the Legion Companies with any entity that is not then an Affiliate or otherwise related to any of MRM or the Legion Companies, or (c) MRM's market capitalization falling below $100 million for more than five consecutive trading days, in lieu of the amounts specified in Section 6.1, the Company will pay Executive an amount equal to three times his annual salary under Section 3 if such termination occurs prior to October 1, 2002, or two times annual salary if such termination occurs on or after October 1, 2002 and before October 1, 2005. In addition, if Executive's employment is terminated by the Company under this Section 6.2, the Company shall pay Executive a portion of
                       -----------
his annual bonus that bears the same proportion to $80,000 (or other minimum bonus then in effect) as the number of completed months since the last Anniversary Date bears to twelve. The increased severance amounts payable under this Section 6.2 shall only be payable in the event that the termination by the
     -----------
Company occurs within sixty days before the occurrence of any of the events specified in this Section or at any time after the occurrence of such event.

SECTION 7. Expenses.
           --------

     7.1.  In General. The Company will pay or reimburse Executive for
           ----------
reasonable and necessary expenses directly incurred in the course of his employment by the Company in accordance with the standard policies and practices of the Company.

     7.2.  Temporary Expenses. The Company will pay or reimburse Executive for
           ------------------
relocation expenses as set forth in the Company's relocation policy, except as specified in 7.3 below which has been provided to Executive. In addition, the Company shall provide (i) temporary living quarters for Executive for a period ending not later than June 30, 2002, (ii) coach airfare to and from Boston, Massachusetts once per week through June 30, 2002, including reasonable ground transportation related thereto, and (iii) coach airfare to and from Boston, Massachusetts once per month through June 30, 2002, for three family members, including reasonable ground transportation related thereto.

     7.3.  The relocation allowance will be $10,000 and grossed up as provided
           --------------------------
in IV of the Relocation Agreement.

SECTION 8. Other Agreements. Executive represents, warrants and, where
           ----------------
applicable, covenants to the Company that:

     8.1.  No Conflicting Agreements. There are no restrictions, agreements or
           -------------------------
understandings whatsoever to which Executive is a party which would prevent or make unlawful Executive's execution of this Agreement or Executive's employment hereunder, or which is or would be inconsistent or in conflict with this Agreement or Executive's employment hereunder, or would prevent, limit or impair in any way the performance by Executive of his obligations hereunder.

     8.2.  No Breach. Executive's execution of this Agreement and Executive's
           ---------
employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which Executive is a party or by which Executive is bound.

     8.3.  No Restrictions. Executive is free to execute this Agreement and to
           ---------------
be employed by the Company as an employee pursuant to the provisions set forth herein.

SECTION 9. Miscellaneous.
           -------------

     9.1.  Successors and Assigns. This Agreement shall inure to the benefit of
           ----------------------
and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any Affiliate or related party or parties or any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise.

     9.2.  Notice. Any notice or communication required or permitted under this
           ------
Agreement shall be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                  If to Executive:

                  Doug Boyce
                  3 Phillips Lane

                  Dover, MA  02030                or the place of residence on
                                                  file with the company

                  If to Company or MRM:

                  Legion Companies
                  Suite 1500
                  One Logan Square
                  Philadelphia PA 19103
                  Attn: General Counsel
or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

     9.3.  Entire Agreement; Amendments. This Agreement contains the entire
           ----------------------------
agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the employment of Executive by the Company. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

     9.4.  Waiver. Any waiver by either party of any breach of any term or
           ------
condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     9.5.  Governing Law. This Agreement shall be governed by, and enforced in
           -------------
accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principals of conflicts of laws.

     9.6.  Survival of Provisions. The provisions of this Agreement set forth in
           ----------------------
Sections 5, 6, 7 and 9 hereof (and the definitions set forth in Section 1
----------------------                                          ---------
applicable to such sections) shall survive the expiration of the Term.

     9.7.  Severability. Whenever possible, each provision of this Agreement
           ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     9.8.  Section Headings. The section headings in this Agreement are for
           ----------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

     9.9.  Consent to Suit. Any legal proceeding arising out of or relating to
           ---------------
this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Philadelphia, Pennsylvania, and Executive and the Company and MRM hereby consent to the personal and exclusive jurisdiction of such court and hereby waive any objection that Executive or the Company may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorneys' fees, costs and disbursements.

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

     9.10. Counterparts and Facsimiles. This Agreement may be executed,
           ---------------------------
including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers, and Executive has executed this Agreement, in each case as of the date first above written.

                              LEGION INSURANCE COMPANY

                              By:____________________________

                              Name and Title:________________


                              MUTUAL RISK MANAGEMENT LTD.

                              By:____________________________

                              Name and Title:________________



                              _______________________________
                                          DOUG BOYCE

                                      -11-